Exhibit 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Quantum Energy Inc., of our report dated June 9, 2010 on our audit of the financial statements of Quantum Energy Inc. as of February 28, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years ended February 28, 2010 and 2009, and the reference to us under the caption "Experts."


/s/ Killman, Murrell & Company, P.C.
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    Killman, Murrell & Company, P.C.
    Odessa, Texas
    June 9, 2010



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